Exhibit 99.1

Wolfcamp Block 43: Completion Optimization Results 43-Block Optimization yielding great results 43 Blk Non-Optimized (22 wells) 43 Blk Optimized (9 wells) 450 TC

Wolfcamp: Continued Performance Improvement Wolfcamp B&C IP 30 Results (BOPD)